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                                                                    EXHIBIT 99.2

                                 EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") between Mattel, Inc., a Delaware corporation ("Mattel"), and GARY BAUGHMAN (the "Executive"), dated as of the 5th day of May, 1997.

  1.  Employment Period.  Mattel hereby agrees to employ and continue in its
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employ the Executive, and the Executive hereby accepts such employment and agrees to remain in the employ of Mattel, for the period commencing on the date of this Agreement and ending on the third anniversary of such date (the "Employment Period"); provided that commencing on the first day of the month next following the effective date hereof, and on the first day of each month thereafter (the most recent of such dates is hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to any Renewal Date Mattel or the Executive shall give notice to the other that the Employment Period shall not be so extended.

  2.  Duties.
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      (a)  Executive's Position and Duties.  During the Employment Period, the
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Executive's position (including titles), authority and responsibilities shall be similar to, but no less than those held by the Executive on the date hereof with such additions and modifications consistent with responsibilities
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generally assigned to executive officers of Mattel as the Chief Executive
Officer of Mattel ("CEO") may in her discretion and acting in good faith from time to time assign to the Executive. It is herein provided that Executive shall initially report to the CEO and upon an appropriate future date, most likely in and around the month of September, in the year 1997, Executive shall commence reporting to the Chief Operating Officer of Mattel ("COO"). During the initial period, while Executive is reporting to the CEO, he shall have responsibility over the Tyco Preschool group and the Fisher-Price Infant & Preschool lines of businesses, as well as other lines of businesses currently under the dominion of the Fisher-Price brand, including Power Wheels. Upon commencement of a reporting relationship to the COO as previously noted, Executive shall assume added responsibility for the balance of the Company's Infant & Preschool lines of businesses, including Disney Infant & Preschool, Pooh and See'N Say. The Executive's services shall be performed in the general area in which the Executive was employed on the date of this Agreement and the Executive will not be transferred outside the area without the Executive's consent, other than for normal business travel and temporary assignments. It is further agreed that Executive shall be the next Mattel employee duly appointed and slated for election to the Board of Directors of Mattel, Inc. pursuant to the next ensuing annual meeting of Mattel, Inc.'s shareholders.

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      (b)  Full Time.  The Executive agrees to devote his full business time
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to the business and affairs of Mattel and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities; (ii) periods of vacation and sick leave to which he is entitled; and (iii) the management of personal investments and affairs. The Executive will not engage in any outside business activity (as distinguished from personal investment activity and affairs) including, but not limited to, activity as a consultant, agent, partner or officer, or provide business services of any nature directly or indirectly to a corporation or other business enterprise.

  3.  Compensation.
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      (a)  Base Salary.  During the Employment Period, the Executive shall
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receive a base salary ("Base Salary") at a bi-weekly rate at least equal to the bi-weekly salary paid to the Executive by Mattel on the date of this Agreement ($21,154). The Base Salary shall be reviewed at least every 18 months and may be increased at any time and from time to time by action of the Board of Directors of Mattel or the Compensation/Options

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Committee thereof or any individual having authority to take such action in accordance with Mattel's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of Mattel hereunder and, after any such increase, the Base Salary shall not be reduced.

      (b)  Hiring Bonus.  Executive shall be paid a hiring bonus in the lump sum
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amount of $1,100,000, less applicable taxes, as an inducement to join the
Company and not one of its competitors following the merger of Tyco Toys, Inc. and Mattel, Inc., and such hiring bonus shall be paid to Executive not later than ten (10) days following the commencement of Executive's employment with the Company, and further Executive agrees to refrain for at least one year, from voluntarily resigning to join a competitor, lest he incur an obligation to promptly repay to the Company, the full amount of the proceeds as attributable to previous receipt of said hiring bonus.

      (c)  Bonus Programs.  In addition to the Base Salary, the Executive shall
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participate throughout the Employment Period in Mattel's cash or deferred bonus incentive plans and programs ("Bonus Programs") as may be in effect from time to time with respect to executives employed by Mattel at a participation level reflecting the Executive's responsibilities, including, but not limited to, the Management Incentive Plan ("MIP") and the Long-

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Term Incentive Plan ("LTIP") as they may be modified from time to time and any plans or programs substituted therefor; provided that, except as provided in
Section 5(f) hereof, the determination of the amounts to be paid pursuant to such plans or programs shall be made by the Board of Directors of Mattel or a committee thereof authorized to take such action and shall be made in accordance with Mattel's compensation practice and the terms and provisions of such plans or programs; provided further that the Executive's eligibility for and participation in each of the Bonus Programs shall be at a level and on terms and conditions no less favorable than those available to any other comparably situated executive or consultant. Notwithstanding the foregoing, it is expressly and specifically provided that Executive's participation in the Mattel 1996-1998 Long-Term Incentive Plan shall be on a full term, non-prorated basis as if Executive had been employed upon inception of this particular Plan, with the only exception and omission being the interim payment applicable to 1996 performance under the Plan, the latter having been previously disbursed to participants prior to execution of this Agreement. It is further provided that for the 1997 Plan year, Executive shall receive a guaranteed minimum "MIP" award of not less than $200,000, payable the earlier of: (i) on the date that such awards are distributed to other eligible participants at a comparable level as Executive, or (ii) on April 10, 1998, whichever occurs first.

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      (d)  Incentive and Savings Plans.  In addition to the Base Salary and
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participation in the Bonus Programs, during the Employment Period the Executive shall be entitled to participate in all incentive and savings plans and programs, including, but not limited, to stock option plans and retirement plans, as may be in effect from time to time with respect to executives employed by Mattel at the Executive's level so as to reflect the Executive's responsibilities. Notwithstanding the foregoing, it is expressly and specifically provided that the Company shall cause to be effected an initial grant of 200,000 stock options to Executive upon commencement of his employment with the Company and further, over the initial 3-year period of his employment, Executive shall receive grants of not less than an aggregate of 500,000 stock options, inclusive of the aforestated initial grant and pursuant to Executive's eligibility for annual grants of stock options. Executive shall be accorded full Mattel credit for all prior service accrued while in the employ of Tyco Toys, Inc., and such credit shall be applicable in the computation of all of Mattel's benefits-related plans and programs, specifically including the Mattel 1994 Supplemental Executive Retirement Plan ("SERP"), which provide thereupon for a service-related component in the computation of Executive's eligibility for benefits and/or receipt thereof.

      (e)  Benefit Plans.  The Executive and/or his family, as the case may be,
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shall be entitled to receive all amounts which he or his family is or would have been entitled to receive as benefits under all medical, dental, disability, group life,

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accidental death and travel accident insurance plans and programs of Mattel in which the Executive is a participant as in effect from time to time with respect to executives employed by Mattel.

      (f)  Expenses.  During the Employment Period, the Executive shall be
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entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and practices of Mattel as in effect from time to time with respect to executives employed by Mattel.

      (g)  Fringe Benefits.  The Executive shall be entitled to fringe benefits,
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commensurate with those available to comparable level executives, including an automobile and related expenses as well as the use of a company-issued gasoline credit card, club memberships and related expenses, and financial counseling, including tax preparation and a one-time estate planning service, in accordance with the policies of Mattel as in effect from time to time with respect to executives employed by Mattel.

      (h)  Vacation.  During the Employment Period, the Executive shall be
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entitled to paid vacation in accordance with the policies of Mattel as in effect from time to time with respect to executives employed by Mattel.

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      (i)  Certain Amendments.  Nothing herein shall be construed to prevent
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Mattel from amending, altering, eliminating or reducing any plans, benefits or programs so long as the Executive continues to have the opportunity to receive compensation and benefits consistent with Sections 3(a) through (h).

  4.  Termination.
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      (a)  Death or Disability. This Agreement shall terminate automatically
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upon the Executive's death; provided that Base Salary, all bonuses and earned benefits will be continued and paid for a period of six (6) months thereafter, unless a longer period is otherwise specified. Mattel may terminate this Agreement, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with Mattel shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"). For purposes of this Agreement, the Executive's Disability shall occur and shall be deemed to have occurred only when the Executive becomes entitled to receive disability benefits under the Mattel Long-Term Disability Plan for exempt employees.

      (b)  Cause. Mattel may terminate the Executive's employment for "Cause"
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if a majority, consisting of at least 2/3

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of the non-management members of the Board of Directors of Mattel, determines that "Cause" exists. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of Mattel; (ii) repeated violations by the Executive of his obligations under Section 2 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which resulted in material injury to Mattel; (iii) conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on Mattel's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or
(iv) fraudulent conduct in connection with the business or affairs of Mattel, regardless of whether said conduct is designed to defraud Mattel or others; provided that, in each case, the Executive has received written notice of the described activity, has been afforded a reasonable opportunity to cure or correct the activity described in the notice, and has failed to substantially cure, correct or cease the activity, as appropriate.

      (c)  Good Reason.  The Executive may terminate his employment at any
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time for Good Reason. For purposes of this Agreement, "Good Reason" means the good faith determination by

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the Executive that any one or more of the following have occurred:

        (i) without the express written consent of the Executive, any change(s) in any of the duties, authority, or responsibilities of the Executive which is
(are) inconsistent in any substantial respect with the Executive's position, authority, duties, or responsibilities as contemplated by Section 2 of this Agreement;

        (ii)  any failure by Mattel to comply with any of the provisions of
Section 3 of this Agreement, other than an insubstantial and inadvertent failure remedied by Mattel promptly after receipt of notice thereof given by the Executive;

        (iii) without the Executive's consent, any requirement by Mattel that Executive be based at any office or location other than an office or location in East Aurora, New York, except for travel reasonably required in the performance of the Executive's responsibilities;

        (iv) any proposed termination by Mattel of the Executive's employment otherwise than as permitted by this Agreement; or

        (v) any failure by Mattel to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 11(b).

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      (d)  Change of Control.  A "Change of Control" shall be deemed to have
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occurred if:

        (i) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than Mattel, any trustee or other fiduciary holding securities under an employee benefit plan of Mattel) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Mattel representing 20% or more of the combined voting power of Mattel's then outstanding voting securities;

        (ii) during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of Mattel, and any new director whose election by the Board of Directors, or whose nomination for election by Mattel's stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors;

        (iii) the stockholders of Mattel approve (I) a plan of complete liquidation of Mattel or (II) the sale or other disposition by Mattel of all or substantially all of Mattel's assets unless the acquirer of the assets or its board of

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directors shall meet the conditions for a merger or consolidation in subparagraphs (iv)(I) or (iv)(II) below; or

        (iv) the consummation of a merger or consolidation of Mattel with any other entity other than:

            (I) a merger or consolidation which results in the voting securities of Mattel outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

            (II) a merger or consolidation which would result in the directors of Mattel (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity immediately after such merger or consolidation.

  In this paragraph (iv), "surviving entity" shall mean only an entity in which all of Mattel's stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase "directors of Mattel (who were directors immediately prior thereto)" shall include only

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individuals who were directors of Mattel at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

      (e) Notice of Termination.  Any termination of the Executive's
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employment by Mattel for Cause following a Change of Control or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b). Any termination by Mattel due to Disability shall be given in accordance with Section 4(a). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) except in the event of a termination following a Change of Control, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and
(iii) specifies the Date of Termination (defined below).

      (f)  Date of Termination.  "Date of Termination" means the date of actual
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receipt of the Notice of Termination or any later date specified therein (but not more than fifteen (15) days after the giving of the Notice of Termination), as the case may be; provided that (i) if the Executive's employment is terminated by Mattel for any reason other than Cause or Disability, the Date

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of Termination is the date on which Mattel notifies the Executive of such termination; (ii) if the Executive's employment is terminated due to Disability, the Date of Termination is the Disability Effective Date; and (iii) if the Executive's employment is terminated due to the Executive's death, the Date of Termination shall be the date of death.

  5.  Obligations of Mattel upon Termination.  Other than as specifically set
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forth or referenced in this Agreement, the Executive shall not be entitled to any benefits on or after the Date of Termination.

      (a)  Death.  If the Executive's employment is terminated by reason of the
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Executive's death, this Agreement shall terminate without further obligations by
Mattel to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder or under the terms of the applicable Mattel plan or program which takes effect at the date of his death or as otherwise provided in Section 4(a) or this Section 5(a). As of the Date of Termination, the Executive's family shall be entitled to the Executive's benefits on the terms described in Section 5(d)(iv) (other than outplacement services and leased car benefits, which are excluded), except that healthcare insurance coverage and financial and legal counseling services shall terminate on the third anniversary of the Date of

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Termination. The Executive's country club membership must be converted or sold, as the case may be, by the Executive's successor-in-interest within one year after the Date of Termination on the terms described in Section 5(d)(iv)(III); provided that no such conversion or sale shall be required and Mattel shall cause the membership to be transferred to the Executive's spouse at no cost to the spouse if the Executive has had the membership for at least three years.

      (b)  Disability.  If the Executive's employment is terminated by reason
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of the Executive's Disability, the Executive shall be entitled to receive after the Disability Effective Date (i) disability benefits, if any, at least equal to those then provided by Mattel to disabled employees and/or their families and
(ii) other benefits on the terms described in Section 5(d)(iv).

      (c)  Cause.  If the Executive's employment is terminated for Cause or if
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the Executive terminates his employment without Good Reason, Mattel shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and Mattel shall have no further obligations to the Executive under this Agreement.

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      (d)  Good Reason; Other Than for Cause or Disability.  If Mattel
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terminates the Executive's employment other than for Cause or Disability, or the
Executive terminates his employment for Good Reason (in each case, other than within 18 months following a Change of Control as provided in Section 5(e)):

      (i) Mattel shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

           (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination was given;

           (B) a current year MIP bonus equal to the average of the greatest two out of the three most recent annual MIP bonuses received by the Executive (which two greatest MIP bonuses need not represent consecutive years) (the "Average Annual Bonus") and prorated to reflect the total number of full months the Executive is employed in the year in which termination occurs;

           (C) an LTIP payment reflective of the Executive's participation in the three-year plan, so that at the time that final performance under the LTIP is determinable and individual payouts calculated, the Executive shall promptly receive an amount equivalent to what he would have received if he

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had remained employed through the date of such payouts, less any interim payments already made pursuant to the Executive's continuing eligibility for full participation in the LTIP; and

           (D) three times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given and (y) if eligible, the Average Annual Bonus defined in Section 5(d)(i)(B), but without proration (and, in each such case, without regard to any contributions by Mattel for the Executive's benefit to the Mattel Personal Investment Plan ("PIP")).

      (ii) Options granted to the Executive under Mattel's stock option plans (the "Stock Option Plans") which options have been granted for more than six months shall become immediately exercisable and the Executive shall have a period of 90 days following the Date of Termination (but in no event past the expiration of the term of the option grant) to exercise all options granted under the Stock Option Plans then exercisable or which become exercisable pursuant to this clause (ii). In the event the Executive is age 52 or older on the Date of Termination, he will be treated as a retiree under the Stock Option Plans, which will enable the Executive to vest in and exercise stock options theretofore granted thereunder, at the election of the Executive, (x) in the manner described in the immediately preceding sentence, or (y) for a period of up to five

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years after the Date of Termination (but in no event past the expiration of the term of the option grant).

      (iii) Mattel shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses paid or incurred by the Executive which would have been payable under
Section 3(e) if his employment had not terminated.

      (iv) Until the earlier of (x) the third anniversary of the Date of Termination or (y) the date the Executive accepts other employment, Mattel shall provide to the Executive at Mattel's expense:

            (I) medical, dental, prescription drug and vision care group insurance in accordance with the coverage in effect immediately prior to the Date of Termination (the last 18 months of the Executive's coverage under such insurance shall be deemed to be participation under an election to continue such benefits under the Consolidated Omnibus Budget Reconciliation Act at Mattel's expense);

            (II) outplacement services at the expense of Mattel commensurate with those provided to terminated executives of comparable level and made available through and at the facilities of a reputable and experienced vendor; and

            (III) continuation of country-club membership
"signatory/representative" status as in effect immediately prior

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to the Date of Termination; provided that within one year after Mattel ceases to provide such benefit, the Executive shall (a) convert the country-club membership from "signatory/representative" status under the membership provided and paid for by Mattel to sole and personal ownership status by paying to Mattel the fair market value of that membership as of the date Mattel ceases to provide such benefit, less any transfer/reconveyance fees that may be required by and paid directly to the country club by the Executive, or (b) comply with club rules in consummating a fair, reasonable and expeditious sale of the membership and any proceeds derived therefrom which are payable to the Executive shall belong to and must be promptly delivered to Mattel; provided further that no such conversion or sale shall be required and Mattel shall cause the membership to be transferred to the Executive at no cost to the Executive (but subject to tax reporting as imputed income applicable to the year in which the membership is transferred), if the Executive has had the membership for at least three years.

  For the three-year period after the Date of Termination, the Executive shall remain eligible for use of personal financial and legal counseling services through the vendor engaged and paid for by Mattel. The Executive may continue to use the car leased by Mattel that is in the Executive's possession on the Date of Termination until the earlier of (x) the end of the lease term or

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(y) the third anniversary of the Date of Termination, at which time the
Executive may purchase the car for $1.00 (if at the end of the lease term) or Mattel's book value (if on the third anniversary of the Date of Termination). As of the Date of Termination, all expenses related to such leased car, including but not limited to repairs, maintenance, gasoline, and car phone and associated expenses, shall be the sole responsibility of the Executive.

      (v) Credit shall be given for three years of service (in addition to actual service) and for three years of attained age to be added to the Executive's actual age for purposes of computing any service and age-related benefits for which the Executive is eligible under the plans and programs of Mattel, including but not limited to the 1994 Supplemental Executive Retirement Plan (including any successor plan thereto in which the Executive is a participant, the "SERP"), the Mattel Deferred Compensation Plan, the PIP, the Mattel Retiree Medical Plan, and the Stock Option Plans. Further, with regard to computing the Executive's benefit under the SERP, the formula described in
Section 5(d)(i)(B) shall be utilized in calculating the maximum benefit, namely: the formula shall be 25% of the average of the final three years of annual Base Salary (including the calendar year in which the Date of Termination occurs), plus the average of the greatest two out of the three most recent annual MIP bonuses received by the Executive.

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      (e)  Change of Control.  If, within 18 months following a Change of
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Control, the Executive terminates his employment for Good Reason or Mattel or the surviving entity terminates the Executive's employment other than for Cause or Disability:

          (i) Mattel shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

             (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination was given;

             (B) an amount equal to the MIP bonus that would have been payable to executives of Mattel in the same bonus category as the Executive pursuant to the Bonus Programs provided in Section 3(c) assuming, for purposes of calculating the amount of the bonus pool under the plan, that the "maximum" amount, as that term is used in the plan, was achieved for the current plan year (the "Maximum Annual Bonus"), with such amount prorated to reflect the number of full months the Executive is employed in the year in which termination occurs;

             (C) an LTIP payment for the current year, assuming achievement of the three-year maximum award, prorated to

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

reflect the total number of full months the Executive is employed in the year in which termination occurs;

             (D) three times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given and (y) the Maximum Annual Bonus defined in Section 5(e)(i)(B), but without proration (and, in each such case, without regard to any contributions by Mattel for the Executive's benefit to the PIP); and

             (E) the full term payout for the three-year period of the LTIP, assuming for purposes of calculating the amount earned under the LTIP, achievement of the three-year maximum award (including the full amount of the premium), less any interim payments previously received by the Executive.

        (ii) If it is determined that any payment or distribution by Mattel to the Executive pursuant to Section 5(e) (determined without regard to any additional payments required pursuant to this sentence) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive with respect to each Payment an additional payment (a "Gross-Up Payment") in an

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

amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (iii) In addition, the Executive shall receive the amounts and be entitled to the benefits provided in clauses (ii), (iii), (iv) and (v) of
Section 5(d).

      (f)  Bonus During Cancellation Period.  If Mattel notifies the Executive
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that the Employment Period provided in Section 1 hereof will not be automatically extended as provided therein, the compensation of the Executive shall continue as provided in this Agreement for the period provided therein, except that the amount of MIP compensation payable under the Bonus Programs with respect to each fiscal year during such period (including the year in which the notice was given) shall be the Average Annual Bonus as determined in Section 5(d)(i)(B). Amounts payable with respect to the year in which the term specified in Section 1 expires shall be prorated based on a fraction the numerator of which is the number of full months from the beginning of such year until the date of the expiration of this Agreement and denominator of which is 12.

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

  6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
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limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Mattel and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreement with Mattel or any of its affiliated companies. Except as otherwise provided herein, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of Mattel at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

  7.  No Set Off, Payment of Fees.  Except as provided herein, Mattel's
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obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which Mattel may have against the Executive or others. Mattel agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by Mattel or others of the validity or enforceability of, or liability under, any provision of this

Agreement other than expenses relating to a claim by the Executive that he terminated for Good Reason or that the termination for Cause was improper, in which case such fees and expenses shall be paid only if the Executive prevails in whole or in part. All amounts provided herein shall include, in each case, interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by Bank of America National Trust and Savings Association in effect from time to time during the period of such nonpayment. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless Mattel and the Executive shall otherwise mutually agree, be deemed to have terminated at the Date of Termination specified in such purported Notice of Termination by mutual consent of Mattel and the Executive and thereupon, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date.

  8.  Arbitration of Disputes
      -----------------------

  (a) The parties agree that any disputes, controversies or claims which arise out of or relate to this Agreement, the Executive's employment or the termination of his employment, including, but not limited to, any claim relating to the purported validity, interpretation, enforceability or breach of this Agreement, and/or any other claim or controversy arising out of the relationship between the Executive and Mattel (or the nature of the relationship) or the continuation or termination of that relationship, including, but not limited to, claims that a termination was for Cause, including the determination of Mattel's Board of Directors in accordance with Section 4(b), or for Good Reason, claims for breach of covenant, breach of an implied covenant of good faith and fair dealing, wrongful termination, breach of contract, or intentional infliction of emotional distress, defamation, breach of right of privacy, interference with advantageous or contractual relations, fraud, conspiracy or other tort or property claims of any kind, which are not settled by agreement between the parties, shall be settled by arbitration under the labor arbitration rules of the American Arbitration Association before a board of three arbitrators, as selected thereunder.

  One arbitrator shall be selected by the Executive, one by Mattel and the third by the two persons so selected, all in accordance with the labor arbitration rules of the American Arbitration Association then in effect. In the event that the arbitrator selected by the Executive and the arbitrator selected by Mattel are unable to agree upon a third arbitrator, then the third arbitrator shall be selected from a list of seven provided by the office of the American Arbitration Association nearest to the Executive's residence with the parties striking names in order and the party striking first to be determined by the flip of a coin. The arbitration shall be held in a location to be mutually agreed upon by the parties. In the absence of agreement, the Chairman of the Board of Mattel shall determine the location.

      (b) In consideration of the parties' agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract, or any other claim arising out of their conduct, the relationship existing hereunder or the continuation or termination of that relationship, and in further consideration of the anticipated expedition and the minimizing of expense resulting from this arbitration remedy, the arbitration provisions of this Agreement shall provide the exclusive remedy, and each party expressly waives any right he or it may have to seek redress in any other forum.

      (c) Any claim which either party has against the other party which could be submitted for resolution pursuant to this Section 8 must be presented in writing by the claiming party to the other within one year of the date the claiming party knew or should have known of the facts giving rise to the claim, except that claims arising out of or related to the termination of the Executive's employment must be presented by him within one year after the Date of Termination. Unless the party against whom any claim is asserted waives the time limits set forth above, any claim not brought within the time periods specified shall be waived and forever barred.

      (d) Mattel will pay all costs and expenses of the arbitration to the extent provided in this Section 8. In the event expenses are not paid by Mattel, and without diminishing the Executive's right to reimbursement as provided in this Section, costs and expenses shall be paid as follows: (x) the expenses of the neutral arbitrator and of a transcript of any arbitration proceeding shall be divided equally between the Executive and Mattel; and (y) each party shall bear the expenses of the arbitrator selected by it and of the witnesses it calls.

      (e) Any decision and award or order of a majority of the arbitrators shall be binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.

      (f) Each of the above terms and conditions of this Section 8 shall have separate validity and the invalidity of any part thereof shall not affect the remaining parts.

      (g) Any decision and award or order of a majority of the arbitrators shall be final and binding between the parties as to all claims which were raised in connection with the dispute to the full extent permitted by law. In all other cases, the parties agree that a decision of a majority of arbitrators shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Executive in connection with the dispute, and that the decision and opinion of the board of arbitrators may be presented in any other forum on the merits of the dispute.

  9.  General Release.  The Executive acknowledges and agrees that this
      ---------------
Agreement includes the entire agreement and understanding between the parties with regard to the Executive's employment, the termination thereof during the Employment Period, and all amounts to which the Executive shall be entitled whether during the term of employment or upon termination thereof. Accordingly, upon Mattel's fulfilling its obligations to the Executive hereunder, the Executive, on behalf of himself and his successors, assigns, heirs and any and all other persons claiming through the Executive, if any, and each of them, shall and does hereby forever relieve, release, and discharge Mattel and its respective predecessors, successors, assigns, owners, attorneys, representatives, affiliates, parent corporations, subsidiaries

(whether or not wholly-owned), divisions, partners and their officers, directors, agents, employees, servants, executors, administrators, accountants, investigators, insurers, and any and all other related individuals and entities, if any, and each of them, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the subject matter of this Agreement, the Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with the Executive's employment with, or termination of employment from, Mattel or any of its related entities, including, but not limited to, any claims arising from rights under federal, state, and local laws prohibiting discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, ancestry, sexual orientation, or any other form of discrimination, and any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

  Upon Mattel's fulfilling its obligations to the Executive here-under, the Executive expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, and all other federal or state statutory rights, rules, and principles of common law or equity, including without limitation those of any jurisdiction, government, or political subdivision thereof, similar to Section 1542 ("similar provision"). Thus the Executive may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims released hereunder. Section 1542 provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

  10.  Confidential Information.  The Executive shall hold in a fiduciary
       ------------------------
capacity for the benefit of Mattel all secret or confidential information, knowledge or data relating to Mattel or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by Mattel or any of its affiliated companies and which shall not be public knowledge and will continue to be bound by the provisions of the Patent and Confidence Agreement previously executed by the Executive. After termination of the Executive's employment with Mattel, he shall not, without the prior written consent of Mattel, communicate or divulge any such information, knowledge or data to anyone other than Mattel and those designated by it.

  11.  Successors.
       ----------

       (a) This Agreement is personal to the Executive and without the prior written consent of Mattel shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon Mattel and its successors. Mattel shall require any successor to all or substantially all of the business and/or assets of Mattel, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Mattel would be required to perform if no such succession had taken place.

  12.  Amendment; Waiver.  This Agreement contains the entire agreement between
       ---------  ------
the parties with respect to the subject matter hereof and may be amended, modified or changed only by a written instrument executed by the Executive and Mattel. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

  13.  Miscellaneous.
       -------------
       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisi ons hereof and shall have no force or effect.

      (b) All notices and other communications hereunder shall be in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

               if to the Executive:
               --------------------

                     Gary Baughman
                     471 Windrow Cluster Drive
                     Moorestown, NJ   08057

               if to Mattel:
               -------------

                     MATTEL, INC.
                     333 Continental Blvd.
                     El Segundo, CA 90245
                     ATTENTION: Ned Mansour

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

      (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

      (d) Mattel may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

EXECUTIVE:

                                     /s/ Gary Baughman
                                     -----------------------------------
                                     Gary Baughman


MATTEL:                              MATTEL, INC.,
                                     a Delaware corporation


                                     By:/s/ Ned Mansour
                                        ________________________________
                                        Ned Mansour
                                        President, Corporate Operations

ATTEST:


/s/ Stephen Hartley
---------------------------------
Assistant Secretary